SAXON ASSET SECURITIES COMPANY BYLAWS

ARTICLE I
MEETINGS OF SHAREHOLDERS

1.1   Place and Time of Meetings.  Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

1.2   Annual Meeting.  The annual meeting of shareholders shall be held on the second Tuesday in July of each year or on such date as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting.

1.3   Special Meetings.  Special meetings of the shareholders may be called by the Chairman, the President or the Board of Directors and shall be called by the Secretary upon demand of shareholders as required by law. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

1.4   Record Dates.  The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand that the meeting be held.

Except as is provided in the preceding paragraph the Board of Directors may fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders.

If no such record date is set, then the record date shall be the close of business on the day before the date on which the first notice is given.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.5   Notice of Meetings.  Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed to be effective (i) when given personally or by telephone, (ii) when sent by telegraph, teletype, telecopy or other form of wire or wireless communication or (iii) when given to a private courier to be delivered.

If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

1.6   Waiver of Notice; Attendance at Meeting.  A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.7   Quorum and Voting Requirements.  Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

1.8   Action Without Meeting.  Action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. Action taken by unanimous consent shall be effective according to its terms when all consents are in the possession of the Corporation unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein provided that the consent states the date of execution by each shareholder. A shareholder may withdraw a consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

If not otherwise fixed pursuant to the provisions of Section 1.4, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent described in the preceding paragraph.

ARTICLE II
DIRECTORS

2.1   General Powers.  The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

* SEE attached Amendment, effective June 4, 1999

2.2   Number, Term and Election.  The number or directors of the corporation shall be five (5). This number may be changed from time to time by amendment to these Bylaws to increase or decrease by 30 percent or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than 30 percent. A decrease in number shall not shorten the term of any incumbent director. Each director shall hold office until his death, resignation, retirement or removal or until his successor is elected.

Except as provided in Section 2.3 of this Article, the directors (other than initial directors) shall be elected by the holders of the common shares at the annual meeting of shareholders and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his prior consent. The Board of Directors shall appoint one director to serve as Chairman. The Chairman shall serve as chairman of the meetings of shareholders and the meetings of the Board of Directors.

2.3   Removal; Vacancies.  The shareholders may remove one or more directors, with or without cause, if the number of votes cast for such removal constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.4   Annual and Regular Meetings.  An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

2.5   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the directors of the Corporation and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

2.6   Notice of Meetings.  No notice need be given of regular meetings of the Board of Directors.

Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his residence or business address (or such other place as he may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

2.7   Waiver of Notice; Attendance at Meeting.  A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.8   Quorum; Voting.  A majority of the number of directors fixed in these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he objects, at the beginning of the meeting or promptly upon his arrival, to holding it or transacting specified business at the meeting or (ii) he votes against or abstains from the action taken.

2.9   Telephonic Meetings.  The Board of Directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.10   Action Without Meeting.  Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director.

2.11   Compensation.  The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III
OFFICERS

3.1   Officers.  The officers of the Corporation shall be a President and a Secretary and, in the discretion of the Board of Directors, one or more Vice-Presidents and such other officers as may be deemed necessary or advisable to carry on the business of the Corporation. Any two or more offices may be held by the same person.

3.2   Election; Term.  Officers shall be elected at the annual meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine.   They shall hold office, unless removed, until the next annual meeting of the Board of

Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

3.3   Removal of Officers.  The Board of Directors may remove any officer at any time, with or without cause.

3.4   Duties of Officers.  The President shall be the Chief Executive Officer of the Corporation. He and the other officers shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors.

ARTICLE IV
SHARE CERTIFICATES

4.1   Form.  Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the President and the Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all signatures on a share certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such officer on the date of issue.

4.2   Transfer.  The Board of Directors may make rules and regulations concerning the issue, registration and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

4.3   Restrictions on Transfer.  A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

4.4   Lost or Destroyed Share Certificates.  The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

ARTICLE V
MISCELLANEOUS PROVISIONS

5.1   Corporate Seal.  The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "SAXON ASSET SECURITIES COMPANY". In the center shall be the word "SEAL".

5.2   Fiscal Year.  The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

5.3   Amendments.  These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

 Section 2.2 of Article II (Directors) of Bylaws

Amended by Consent of Sole Shareholder in Lieu of Meeting, Effective June 4, 1999

Number, Term and Election.  The number of directors of the Corporation shall be not less than one (1) nor more than five (5) Directors, none of whom need to be a shareholder or a resident of the Commonwealth of Virginia, the precise number to be set thereafter from time to time by resolution of the shareholder or the Board of Directors then in office.  The Directors shall be elected at the annual meeting of shareholders, except as hereinafter provided, and each Director elected shall hold office until a qualified successor is duly elected to replace him.  No individual shall be named or elected as a director without his prior consent.  The Board of Directors shall appoint one director to serve as Chairman.  The Chairman shall serve as chairman of the meetings of shareholders and the meetings of the Board of Directors.